Recent Event Update July 6, 2011 July 6 Recent Event Update Exhibit 99.1

Forward Looking Disclosures
Forward-looking statements: Certain matters discussed in this presentation are “forward-
looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,”
“intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although we believe expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk
Factors, (d) in ITEM 7. Management’s Discussion and Analysis of Financial Condition and
Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data:
Notes 13 and 15; and (2) those discussed in the company’s Quarterly Report on Form 10-
Q filed May 5, 2011 (a) in ITEM 7. Management’s Discussion and Analysis of Financial
Condition and Results of Operations and (b) in Part I, Financial Information, ITEM 1.
Financial Statements: Notes 8 and 9; and (3) other factors discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.
July 6 Recent Event Update

• KCC approved route for Prairie Wind Transmission line
• Staff recommends in favor of La Cygne environmental retrofit
• General rate case filing now planned for August
• Mark Ruelle selected to succeed Bill Moore as CEO
Recent Events
July 6 Recent Event Update

KCC Approved Route for
Prairie Wind Transmission Line Within 120 Days
• Prairie Wind Transmission
• 50/50 JV with ETA
• Approximately 110 miles
• Project cost $225 million
• KCC approved line route June 2011
• Plan to begin construction mid 2012
• Estimated completion 2014
July 6 Recent Event Update

• GXP, as station operator, filed with KCC a predetermination request, and
Westar intervened in support, seeking:
– Prudency of constructing and installing air quality control equipment
• Wet scrubbers, fabric filters and common chimney for both units
• SCR and low NOx system for Unit 2
– Confirmation the $1.2 billion total project estimate (excluding AFUDC and property taxes) is reasonable and prudent
• Westar’s 50% share of project - $615 million
• KCC Staff (Staff) recommends in favor of the La Cygne retrofit as the least cost alternative
• Staff concurs there should be no adjustment to the allowed ROE tied to the use of predetermination
• No recommendation by Staff on Westar’s use of ECRR for La Cygne project
• Key future dates in the docket (11-KCPE-581-PRE):
– Evidentiary hearings July 11 through 15
– Order due August 22
Predetermination Request for
La Cygne Environmental Project
July 6 Recent Event Update

• May 31, 2011 submitted to KCC a notice of intent to file a rate case
– Requires a filing to made within a 30 to 90 day window
• Expect to file rate case mid to late August
• Historical test year 12 months ended March 2011
– Test year to include adjustments for known and measurable items
• Decision due 240 days from filing
Planned 2011 General Rate Case
July 6 Recent Event Update

• Bill Moore, CEO since 2007 to retire July 31
• Mark Ruelle, CFO since 2003, to succeed Moore
– 25 years utility experience
– 13 years CFO experience (two different companies)
– Background
• Finance
• Strategy
• IT
• HR
• Operations
• Regulatory
CEO Succession
July 6 Recent Event Update